UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2015

Stamps.com Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 E. Grand Avenue, El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 482-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On March 22, 2015, Stamps.com Inc., a Delaware corporation (“SDC”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with PSI Systems, Inc., a California corporation d/b/a Endicia (“Endicia”), and Newell Rubbermaid Inc., a Delaware corporation (“Parent”).

Endicia, based in Palo Alto, California, is a leading provider of high volume shipping technologies and solutions for shipping with the U.S. Postal Service.

The Stock Purchase Agreement provides for the purchase by SDC of all of the issued and outstanding shares of common stock of Endicia (the “Shares”) from a wholly-owned indirect subsidiary of Parent (the “Transaction”) for an aggregate purchase price of $215 million in cash (the “Purchase Price”). The Purchase Price is subject to adjustment for changes in Endicia’s net working capital as of the date of the closing of the Transaction and certain transaction expenses and closing cash adjustments.

The closing of the Transaction is subject to various customary conditions, including, regulatory approval. The Transaction is not subject to a shareholder approval requirement.

The Stock Purchase Agreement contains customary representations, warranties and covenants by SDC, Endicia and Parent.

SDC and Parent have certain rights to terminate the Stock Purchase Agreement including if the closing of the Transaction has not occurred on or prior to the date that is six (6) months from the date of the Stock Purchase Agreement (“Termination Date”), provided, however, that the Termination Date will be automatically extended up to a date that is eighteen (18) months after the date of the Stock Purchase Agreement in circumstances principally related to antitrust approval having not yet been obtained; provided, further, that under certain circumstances Parent can reduce the Termination Date to be a date that is twelve (12) months after the date of the Stock Purchase Agreement if SDC has not provided certain assurances as to extensions of its credit arrangements for the Transaction or other alternatives to such extensions.

In the event that the Stock Purchase Agreement is terminated under certain circumstances related to the failure to obtain antitrust regulatory approval, the Stock Purchase Agreement provides for SDC to pay to Parent $10,750,000.

Subject to certain exceptions and other provisions, SDC and Parent have agreed to indemnify each other for breaches of representations and warranties, breaches of covenants and certain other matters.

The Stock Purchase Agreement also provides for certain transitional agreements to be entered into for a limited period after the closing.

Commitment Letter

Concurrent with the signing of the Stock Purchase Agreement, SDC entered into a financing commitment letter (the “Commitment Letter”) with Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC, Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Chase Bank, N.A. (“JPMorgan” and, collectively with Wells Fargo Bank and Bank of America, the “Lead Lenders”). The Commitment Letter provides, on the terms and subject to the conditions set forth in the Commitment Letter, for a secured term loan facility in an aggregate principal amount of $82.5 million (the “Term Loan”) and a secured revolving credit facility in an aggregate principal amount of $82.5 million (the “Revolving Credit Facility,” and together with the Term Loan, the “Credit Facilities”). The proceeds of the Term Loan will be used to finance a portion of the Purchase Price and for the payment of fees and expenses incurred in connection with the entering into the Stock Purchase Agreement and the Credit Facilities. The Revolving Credit Facility will be used to finance a portion of the Purchase Price and for ongoing working capital and other general corporate purposes of SDC and its subsidiaries. SDC expects the financing under the Commitment Letter, together with cash balances, to be sufficient to provide the financing necessary to pay the Purchase Price. The financing commitments of the Lead Lenders are subject to certain limited conditions set forth in the Commitment Letter.

The foregoing summary of the Stock Purchase Agreement and the Commitment Letter and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement and the Commitment Letter, which will be filed as exhibits to SDCs’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2015.

Stamps.com and the Stamps.com logo are trademarks or registered trademarks of Stamps.com Inc. Newell Rubbermaid and the Newell Rubbermaid logo are trademarks or registered trademarks of Newell Rubbermaid Inc.. Endicia and the Endicia logo are trademarks or registered trademarks of Endica. All other brands and names are property of their respective owners.

The Stock Purchase Agreement will be included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties thereto or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement are made solely for purposes of that agreement and as of specific dates; are solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders. Accordingly, the representations, warranties and covenants in the Stock Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts about any party at the time they were made or otherwise. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in SDC’s public disclosures.

Item 8.01.	Other Events.

On March 24, 2015, SDC issued a press release regarding the Transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains or refers to forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Stamps.com’s proposed acquisition of Endicia and the expected benefits of the transaction, including expected synergies and cost savings; operational and organizational details of the combined company; the way in which the transaction will impact consumers and industry partners; the ability of the combined company to innovate; our ability to realize opportunities of scale; and the growth rate of the combined company. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. Factors that may contribute to such differences include, but are not limited to, (1) the risk that expected cost savings or other synergies from the transaction may not be fully realized or may take longer to realize than expected; (2) the risk that the businesses may not be combined successfully or in a timely and cost-efficient manner; (3) the possibility that the transaction will not close, including, but not limited to, due to the failure to obtain governmental approval from antitrust authorities, which is a condition to the closing; (4) the risk that business disruption relating to the transaction may be greater than expected; (5) the risk of litigation relating to the transaction; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) the failure by Stamps.com to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and (10) legislative, regulatory and economic developments. Stamps.com can give no assurance that the conditions to the transaction will be satisfied. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption "Risk Factors" in Stamps.com’s Annual Report on Form 10-K for the year ended December 31, 2014, and in Stamps.com’s other filings with the Securities and Exchange Commission. Except as may be required by law, Stamps.com does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued on March 24, 2015 regarding the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

March 24, 2015	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on March 24, 2015 regarding the Transaction.